Exhibit 99.1

RELIANT BANCORP, INC. COMPLETES ACQUISITION OF
TENNESSEE COMMUNITY BANK HOLDINGS, INC. AND COMMUNITY BANK & TRUST

Brentwood and Ashland City, Tenn. – (January 2, 2020) – Reliant Bancorp, Inc. (“Reliant”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it has completed its previously announced acquisition of Tennessee Community Bank Holdings, Inc. (“TCB Holdings”), the parent company for Community Bank & Trust (“Community Bank”), located in Ashland City, Tennessee. Effective January 1, 2020, TCB Holdings merged with and into Reliant and Community Bank merged with and into Reliant Bank.

With this acquisition, Reliant Bank solidifies its position as the fourth largest community bank by asset size headquartered in the Nashville-Davidson--Murfreesboro--Franklin, TN Metropolitan Statistical Area. Based on September 30, 2019 financial data, the combined company has total consolidated assets of approximately $2.0 billion, deposits of approximately $1.8 billion, and gross loans of approximately $1.5 billion. Following this acquisition, Reliant Bank operates 22 full-service branches throughout Middle Tennessee and Chattanooga.

DeVan Ard, Jr., Chairman, President, and Chief Executive Officer of Reliant, commented, “We are excited to announce the completion of our acquisition of Community Bank & Trust, which will be immediately accretive to earnings. The addition of Community Bank & Trust’s assets, loans and strong core deposit base is an important part of our continued growth plan. It reinforces Reliant’s foundation as an extraordinary financial services company and helps build the Reliant brand across our markets in Middle Tennessee and Chattanooga.”

Reliant was advised by the law firm Butler Snow LLP, and Hovde Group, LLC served as financial advisor to Reliant. TCB Holdings was advised by the law firm Bass, Berry & Sims PLC, and Olsen Palmer LLC served as financial advisor to TCB Holdings.

Contact

DeVan Ard, Jr., Chairman, President, and Chief Executive Officer, Reliant Bancorp, Inc. (615.221.2020)

About Reliant and Reliant Bank

Reliant Bancorp, Inc. (Nasdaq: RBNC) is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. For additional information, locations, and hours of operation, please visit www.reliantbank.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “anticipate,” “expect,” “may,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of similar meaning, and the negatives thereof, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements regarding Reliant’s financial performance, business or growth strategy, or plans, objectives, or intentions.

-MORE-

Reliant Bancorp, Inc. Completes Acquisition of Tennessee
Community Bank Holdings, Inc. and Community Bank & Trust

January 2, 2020

All forward-looking statements are subject to assumptions, risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such assumptions, risks, uncertainties, and factors include, among others, (1) the risk that expected cost savings and revenue synergies from (i) the merger of Reliant and TCB Holdings (the “TCB Holdings Transaction”) or (ii) the proposed merger between Reliant and First Advantage Bancorp (“First Advantage”) (the “First Advantage Transaction” and. together with the TCB Holdings Transaction, collectively, the “Transactions”) may not be realized or may take longer than anticipated to be realized, (2) the ability to meet expectations regarding the timing and completion of the First Advantage Transaction and the accounting and tax treatment of the Transactions, (3) the effect of the announcement, pendency, or completion of the Transactions on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of Reliant’s common stock, (4) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of First Advantage and its subsidiaries cannot be successfully integrated with the business and operations of Reliant and its subsidiaries or that integration will be more costly or difficult than expected, (5) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement for the First Advantage Transaction, (6) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (7) the ability to obtain the shareholder and governmental approvals required for the First Advantage Transaction, (8) reputational risk associated with and the reaction of the parties’ customers, suppliers, employees, or other business partners to the Transactions, (9) the failure of any of the conditions to the closing of the First Advantage Transaction to be satisfied, or any unexpected delay in closing the First Advantage Transaction, (10) the dilution caused by Reliant’s issuance of additional shares of its common stock in the Transactions, (11) Reliant’s ability to simultaneously execute on two separate business combination transactions, (12) the risk associated with Reliant management’s attention being diverted away from the day-to-day business and operations of Reliant to the completion of the Transactions, and (13) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Reliant’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant disclaims any obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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